Exhibit 5
4000 One Williams Center    |    Tulsa, OK 74172-0148    |    p 918-586-5711    |    f 918-586-8982    |    cwlaw.com
May 20, 2011
Willbros Group, Inc.
4400 Post Oak Parkway
Suite 1000
Houston, Texas 77027
          Re: Willbros Group, Inc. Registration Statement on Form S-3
Gentlemen:
     We have acted as counsel to Willbros Group, Inc., a Delaware corporation (the “Company”), and the subsidiaries of the Company listed on Schedule I hereto (collectively, the “Registrants”), in connection with the filing by the Registrants of a registration statement on Form S-3 (the “Registration Statement”), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale from time to time of up to $300,000,000 aggregate offering price of (i) debt securities of the Company, which may be either senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”), (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (iii) depositary shares representing fractional interests in the Preferred Stock (the “Depositary Shares”), (iv) shares of the Company’s common stock, par value $0.05 per share (the “Common Stock”), (v) warrants representing rights to purchase Debt Securities, Preferred Stock or Common Stock of the Company (“Warrants”), (vi) purchase contracts for the purchase or sale of debt or equity securities of the Company or any combination thereof (“Purchase Contracts”), (vii) units consisting of one or more Purchase Contracts, Warrants, Debt Securities, shares of Common Stock, shares of Preferred Stock or any combination of such securities (“Units”), and (viii) guarantees of the Debt Securities by one or more of the Registrants (each a “Guarantor” and, collectively, the “Guarantors”) (such guarantees, the “Guarantees” and, together with the Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants, Purchase Contracts and Units, the “Securities”). The Securities will be sold or delivered from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”).
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation and Bylaws or comparable documents of each of the Registrants, (ii) the Registration Statement, (iii) the form of Indenture relating to the Senior Debt Securities (the “Senior Indenture”) filed as an exhibit to
Conner & Winters, LLP    |    Attorneys and Counselors at Law
Dallas, TX    |    Houston, TX    |    NW Arkansas    |    Oklahoma City, OK    |    Santa Fe, NM    |    Tulsa, OK    |    Washington, DC

Willbros Group, Inc.
May 20, 2011

the Registration Statement, and (iv) the form of Indenture relating to the Subordinated Debt Securities (the “Subordinated Indenture”) filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Registrants, had or will have the power, corporate, limited liability company, partnership or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate, limited liability company, partnership or other, and execution and delivery by such parties of such documents, and, as to parties other than the Registrants, the validity and binding effect on such parties. We have also assumed that each of the Registrants has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization and that each of the Registrants has complied with all aspects of applicable laws of jurisdictions other than the United States of America, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, and the States of Oklahoma and New York in connection with the transactions contemplated by the Senior Indenture, the Subordinated Indenture, the Purchase Contract Agreement (hereinafter defined), the Deposit Agreement (hereinafter defined), the Warrant Agreement (hereinafter defined), and the Registration Statement. We have also assumed that the choice of New York law to govern the Senior Indenture, the Subordinated Indenture, the Purchase Contract Agreement, the Deposit Agreement and the Warrant Agreement is a valid and legal provision.
     Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:
     1. The Senior Debt Securities proposed to be sold by the Company and the Guarantees to be issued by the Guarantors, when (i) duly authorized by all necessary corporate or other action by the Company (and by all necessary corporate, limited liability company, partnership or other action by the Guarantors, as applicable), (ii) the Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Senior Indenture and any supplemental indenture in respect of the Senior Debt Securities have been duly executed and delivered by the Company (and the Guarantors, as applicable), (iv) the terms of the Senior Debt Securities and Guarantees have been duly established in accordance with the Senior Indenture and any applicable supplemental indenture relating to the Senior Debt Securities, and (v) the Senior Debt Securities and Guarantees have been duly executed and authenticated in accordance with the Senior Indenture and any related supplemental indenture in respect of the Senior Debt Securities and duly issued and delivered by the Company (and the Guarantors, as applicable) upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding

Willbros Group, Inc.
May 20, 2011

obligations of the Company (and the Guarantors, as applicable), enforceable in accordance with their terms.
     2. The Subordinated Debt Securities proposed to be sold by the Company and the Guarantees to be issued by the Guarantors, when (i) duly authorized by all necessary corporate or other action by the Company (and by all necessary corporate, limited liability company, partnership or other action by the Guarantors, as applicable), (ii) the Subordinated Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Subordinated Indenture and any supplemental indenture in respect of the Subordinated Debt Securities have been duly executed and delivered by the Company (and the Guarantors, as applicable), (iv) the terms of the Subordinated Debt Securities and Guarantees have been duly established in accordance with the Subordinated Indenture and any applicable supplemental indenture relating to the Subordinated Debt Securities, and (v) the Subordinated Debt Securities and Guarantees have been duly executed and authenticated in accordance with the Subordinated Indenture and any related supplemental indenture in respect of the Subordinated Debt Securities and duly issued and delivered by the Company (and the Guarantors, as applicable) upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company (and the Guarantors, as applicable), enforceable in accordance with their terms.
     3. The shares of Preferred Stock proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such series of Preferred Stock, including the adoption of a Certificate of Designations relating to the Preferred Stock (a “Certificate”) and the filing of the Certificate with the Secretary of State of the State of Delaware, and (ii) such shares of Preferred Stock are issued and delivered upon payment of the consideration therefor (not less than the par value of the Preferred Stock) in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto or upon the conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise, will be validly issued, fully paid and non-assessable.
     4. The Depositary Shares proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such Depositary Shares, (ii) a Deposit Agreement relating to the Depositary Shares (the “Deposit Agreement”) has been duly authorized and validly executed and delivered, (iii) the Deposit Agreement is consistent with the summary description thereof set forth in the Registration Statement, (iv) the Preferred Stock underlying such Depositary Shares is deposited under the applicable Deposit Agreement with a bank or trust company which meets the requirements for the Depositary set forth in the Registration Statement and any Prospectus Supplement relating thereto, (v) such Depositary Shares or receipts representing such Depositary Shares have been duly executed and authenticated in accordance with the Deposit Agreement, and (vi) such Depositary Shares are issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the depositary receipts evidencing rights therein.

Willbros Group, Inc.
May 20, 2011

     5. The shares of Common Stock proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock, and (ii) such shares of Common Stock are issued and delivered upon payment of the consideration therefor (not less than the par value of the Common Stock) in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto or upon the conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise, will be validly issued, fully paid and non-assessable.
     6. The Warrants proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Warrants, (ii) a Warrant Agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized and validly executed and delivered, (iii) the Warrant Agreement is consistent with the summary description thereof set forth in the Registration Statement, (iv) the Warrants or certificates representing the Warrants have been duly executed and authenticated in accordance with the Warrant Agreement, and (v) the Warrants are issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.
     7. The Purchase Contracts proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Purchase Contracts, (ii) a Purchase Contract Agreement relating to the Purchase Contracts (the “Purchase Contract Agreement”) has been duly authorized and validly executed and delivered, (iii) the Purchase Contract Agreement is consistent with the summary description thereof set forth in the Registration Statement, and (iv) the Purchase Contracts are issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.
     8. The Units, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Units, (ii) the terms of the collateral arrangements, if any, relating to the Units have been duly established and the agreement(s) relating thereto have been duly executed and delivered and the collateral has been deposited with the collateral agent in accordance with such arrangements, and (iii) the Units are issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated by the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.
     The opinions set forth above are subject to the following qualifications, further assumptions and limitations:
     (a) the enforcement of any agreements or instruments may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws

Willbros Group, Inc.
May 20, 2011

now or hereafter in effect relating to creditors’ rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);
     (b) we have assumed that the execution and delivery by the Company (and the Guarantors, as applicable) of the Senior Indenture, the Subordinated Indenture, the Purchase Contract Agreement, the Deposit Agreement and the Warrant Agreement and the performance by the Company (and each of the Guarantors, as applicable) of its or their obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or any relevant Guarantor or any of their properties is subject; and
     (c) we have assumed, with respect to the opinions set forth above, that there will be a sufficient number of unissued shares of Preferred Stock and Common Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance to cover the number of shares of Preferred Stock and Common Stock issued and delivered in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto or upon the conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise.
     Furthermore, the opinions set forth above are subject to the effects of generally applicable laws that (a) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (b) limit the availability of a remedy under certain circumstances where another remedy has been elected, (c) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, (d) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (e) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums upon acceleration and (f) limit the waiver rights under usury laws.
     We are members of the bar of the State of Oklahoma. Our opinions set forth above are limited to the laws of the States of Oklahoma and New York, the latter of which are normally applicable to transactions of the type contemplated by the Registration Statement and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, including the applicable provisions of the Delaware Constitution and judicial decisions interpreting those laws as of the date of this opinion (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any other jurisdiction other than Opined on Law or as to the effect of any such non opined law on the opinions herein stated.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus constituting a part of the Registration Statement

Willbros Group, Inc.
May 20, 2011

under the caption, “Legal Matters.” In giving this consent, we do not thereby admit that we are in a category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. The effective date of this opinion is the date first set forth above, and we do not undertake to advise you of any matter brought to our attention thereafter which would or may modify, in whole or in part, any or all of the foregoing.
Very truly yours,
/s/ Conner & Winters, LLP

Willbros Group, Inc.
May 20, 2011

SCHEDULE I
SUBSIDIARY GUARANTORS
Bemis, LLC
B&H Maintenance and Construction, Inc
Chapman Construction Co., L.P.
Chapman Construction Management Co., Inc.
Chapman Holding Co., Inc.
Construction & Turnaround Services, L.L.C.
Construction & Turnaround Services of California, Inc.
Halpin Line Construction LLC
Hawkeye, LLC
InfrastruX Group Common Paymaster, LLC
InfrastruX Group, LLC
InfrastruX Hawkeye Holdings, LLC
InterCon Construction Trucking, Inc.
InterCon Construction, Inc.
InterPower Line Services Corporation
Lineal Industries, Inc.
Willbros Downstream, LLC
Willbros Downstream of Oklahoma, Inc.
Premier Utility Services, LLC
Skibeck Pipeline Company, Inc.
Skibeck PLC, Inc.
Trafford Corporation
UTILX Corporation
UtilX Overseas Holdings, Inc.
Willbros Construction California (U.S.), Inc.
Willbros Construction (U.S.), LLC
Willbros Energy Services Company
Willbros Engineers (U.S.), LLC
Willbros Engineering California (U.S.), Inc.
Willbros Government Services (U.S.), LLC
Willbros Midstream Services (U.S.), LLC
Willbros Project Services (U.S.), LLC
Willbros Refinery and Maintenance Services (U.S.), LLC
Willbros T&D Services, LLC
Willbros United States Holdings, Inc.
Wink Engineering, LLC